Example Template : 77O
DWS ENHANCED COMMODITY STRATEGY
FUND
N-Sar January 1 2011 - June 30, 2011
Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total
($) Amt
of
Offering
Amt of
shares
Purch by
Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
E.I. DU PONT DE NEMOURS
263534CH0
3/22/2011
600,000,000
100.00

7,000,000
1.17%

BAC, CITI,
CS, DB, GS,
JPM, MS,
RBC, UBS,
BANCO,
BANK OF
NOVA
SCOTIA,
BCLY, BBVA,
BNP,
DANSKE,
HSBC,
JPM
BB&T CORPORATION
05531FAJ2
4/25/2011
1,000,000,000
100.00

6,665,000
0.67%

BBTCM, DB,
SQRSND,
S&S
BB&T
CAPITAL
MARKETS
CREDIT SUIS GUER CVD 144A
225448AH2
5/24/2011
1,000,000,000
99.95

2,940,000
0.29%

BNPPAR,
CS, DB,
HSBC,
RBSSEC
CS
EUROPEAN INVESTMENT BANK
298785FP6
4/5/2011
4,000,000,000
99.67

7,400,000
0.18%

CS, JPM,
ML, DB,
HSBCL,
NOMURA,
RBC, SG
CS
EXPORT DEVELOPMNT CANADA
30216BCN0
4/11/2011
1,000,000,000
99.84

3,200,000
0.32%

DB, HSBC,
RBCCM,
TDSEC,
BARCBK,
BNPPAR,
CIBCWM,
CITI, CS,
JPM,
MLPFS,
MIZUHO,
MS,
RBS,SCOTIA,
SG
TD
EXPRESS SCRIPTS INC
302182AF7
4/27/2011
1,500,000,000
99.60

4,545,000
0.30%

CITI,
CASECS, CS,
DB, JPM,
MLPFS,
MUS, MS,
RBS, SUN,
WFS, FTSEC,
PNC,
SCOTIA,
USBI,
WILLCP
CS
GTP ACQUISITION PARTNERS
36246MAK5
6/29/2011
645,000,000
100.00

3,530,000
0.55%

DB, MS
MS CAP
SANTANDER DRIVE AUTO
80282PAB1
4/28/2011
1,250,000,000
99.99

5,262,987
0.42%

DB, JPM,
SANTAN
JPM
XEROX CORPORATION
984121CC5
5/13/2011
1,000,000,000
100.00

1,000,000
0.10%

CITI, DB,
JPM, UBS,
BAML,
BNPPAR,
HSBC
CITI